UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2007

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 2, 2007, Health Management Associates, Inc. (the “Company”) and three of its senior executive officers and directors were named as parties to a putative class action lawsuit, styled Florence Cole et al. v. Health Management Associates et al., which was filed in the United States District Court for the Middle District of Florida. This action purports to be brought on behalf of all similarly situated persons who purchased the Company’s securities during the period January 17, 2007 through July 30, 2007 (the “Class Period”). The lawsuit alleges, among other things, that the Company violated federal securities laws, by issuing a series of material misrepresentations and/or omitting to disclose material information during the Class Period, thereby artificially inflating the price of the Company’s securities. The plaintiff seeks, among other things, (i) a determination that the action is a proper class action and (ii) awards for damages and interest, reasonable costs and expenses. Additional similar action has been brought subsequently and other similar actions may be brought in the future against the Company and its officers and directors. The Company believes that the allegations in this lawsuit and similar allegations are without merit and intends to vigorously defend the Company and its officers and directors against all such allegations.

The Company’s August 2, 2007 press release relating to the abovementioned matter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 2, 2007, of Health Management Associates, Inc. regarding an alleged class action lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Management Associates, Inc.

Date: August 3, 2007	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer